Exhibit 99.2

CALIFORNIA BANCORP

INDEX TO QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)

FOR THE QUARTER ENDED JUNE 30, 2024

1

CALIFORNIA BANCORP

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)

(Dollar amounts in thousands)

	June 30, 2024	December 31, 2023
ASSETS:
Cash and due from banks	$14,036	$27,520
Federal funds sold	217,713	184,834
Total cash and cash equivalents	231,749	212,354
Investment securities:
Available for sale, at fair value	30,624	44,560
Held to maturity, at amortized cost, net of allowance for credit losses of $56 and $55 at June 30, 2024 and December 31, 2023, respectively	94,679	100,841
Total investment securities	125,303	145,401
Loans, net of allowance for credit losses of $16,348 and $16,028 at June 30, 2024 and December 31, 2023, respectively	1,473,057	1,544,612
Premises and equipment, net	1,763	2,207
Bank owned life insurance (BOLI)	26,273	25,878
Goodwill and other intangible assets	7,415	7,432
Accrued interest receivable and other assets	51,829	48,021
Total assets	$1,917,389	$1,985,905

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing	$644,179	$657,302
Interest-bearing	994,510	967,942
Total deposits	1,638,689	1,625,244
Other borrowings	—	75,000
Junior subordinated debt securities	54,360	54,291
Accrued interest payable and other liabilities	28,883	34,909
Total liabilities	1,721,932	1,789,444

Commitments and Contingencies (Note 5)

Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Common stock, no par value; 40,000,000 shares authorized; 8,472,038 and 8,402,482 issued and outstanding at June 30, 2024 and December 31, 2023, respectively	114,095	113,227
Retained earnings	82,121	84,165
Accumulated other comprehensive loss, net of taxes	(759)	(931)
Total shareholders’ equity	195,457	196,461
Total liabilities and shareholders’ equity	$1,917,389	$1,985,905

The accompanying notes are an integral part of these unaudited consolidated financial statements.

2

CALIFORNIA BANCORP

CONSOLIDATED STATEMENTS OF (LOSS) INCOME (UNAUDITED)

(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
INTEREST INCOME
Loans	$22,962	$23,476	$46,536	$45,948
Federal funds sold	2,542	2,238	4,876	3,998
Investment securities	1,244	1,458	2,718	2,765
Total interest income	26,748	27,172	54,130	52,711
INTEREST EXPENSE
Deposits	9,366	7,493	18,462	13,515
Borrowings and subordinated debt	559	1,033	1,130	1,793
Total interest expense	9,925	8,526	19,592	15,308
Net interest income	16,823	18,646	34,538	37,403
Provision for credit losses	13,506	444	13,632	802
Net interest income after provision for credit losses	3,317	18,202	20,906	36,601
NONINTEREST INCOME
Service charges and other fees	1,147	867	2,526	1,730
Other	371	268	697	512
Total noninterest income	1,518	1,135	3,223	2,242
NONINTEREST EXPENSE
Salaries and benefits	8,925	7,831	17,777	15,707
Premises and equipment	1,431	1,168	2,883	2,348
Merger related expenses	647	—	1,671	—
Professional fees	283	470	726	920
Data processing	535	701	968	1,309
Other	1,367	1,433	2,867	3,162
Total noninterest expense	13,188	11,603	26,892	23,446
(Loss) income before provision for income taxes	(8,353)	7,734	(2,763)	15,397
(Benefit) provision for income taxes	(2,492)	2,294	(719)	4,506
Net (loss) income	$(5,861)	$5,440	$(2,044)	$10,891

(Loss) earnings per common share:
Basic	$(0.69)	$0.65	$(0.24)	$1.30
Diluted	$(0.69)	$0.65	$(0.24)	$1.29

Average common shares outstanding	8,456,488	8,369,907	8,480,654	8,354,564
Average common and equivalent shares outstanding	8,456,488	8,414,213	8,480,654	8,442,607

The accompanying notes are an integral part of these unaudited consolidated financial statements.

3

CALIFORNIA BANCORP

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME (UNAUDITED)

(Dollar amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (Loss) Income	$(5,861)	$5,440	$(2,044)	$10,891
Other comprehensive income (loss):
Unrealized gains (losses) on securities available for sale, net	139	(315)	226	12
Reclassification adjustment for securities transferred from available for sale to held to maturity in prior year, net	—	—	—	(61)
Amortization of unrealized losses on securities transferred from available for sale to held to maturity, net	6	(3)	12	(1)
Tax effect	(41)	93	(66)	(5)
Total other comprehensive income (loss)	104	(225)	172	(55)
Total comprehensive (loss) income	$(5,757)	$5,215	$(1,872)	$10,836

The accompanying notes are an integral part of these unaudited consolidated financial statements.

4

CALIFORNIA BANCORP

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (UNAUDITED)

(Dollars in thousands)

	Common Stock		Retained	Accumulated Other Comprehensive	Total Shareholders’
	Shares	Amount	Earnings	Loss	Equity

Balance at March 31, 2023	8,355,378	$111,609	$68,082	$(1,130)	$178,561
Adoption of new accounting standard	—	—	(99)	—	(99)
Stock awards issued and related compensation expense	32,558	611	—	—	611
Shares withheld to pay taxes on stock based compensation	(4,164)	(53)	—	—	(53)
Net income	—	—	5,440	—	5,440
Other comprehensive loss	—	—	—	(225)	(225)
Balance at June 30, 2023	8,383,772	$112,167	$73,423	$(1,355)	$184,235

Balance at March 31, 2024	8,436,732	$113,566	$87,982	$(863)	$200,685
Stock awards issued and related compensation expense	34,501	606	—	—	606
Shares withheld to pay taxes on stock based compensation	(3,989)	(77)	—	—	(77)
Stock options exercised	4,794	—	—	—	—
Net loss	—	—	(5,861)	—	(5,861)
Other comprehensive income	—	—	—	104	104
Balance at June 30, 2024	8,472,038	$114,095	$82,121	$(759)	$195,457

The accompanying notes are an integral part of these unaudited consolidated financial statements.

5

CALIFORNIA BANCORP

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (UNAUDITED), CONTINUED

(Dollars in thousands)

	Common Stock		Retained	Accumulated Other Comprehensive	Total Shareholders’
	Shares	Amount	Earnings	Loss	Equity

Balance at December 31, 2022	8,332,479	$111,257	$62,297	$(1,300)	$172,254
Adoption of new accounting standard	—	—	235	—	235
Stock awards issued and related compensation expense	67,118	1,242	—	—	1,242
Shares withheld to pay taxes on stock based compensation	(16,303)	(338)	—	—	(338)
Stock options exercised	478	6	—	—	6
Net income	—	—	10,891	—	10,891
Other comprehensive loss	—	—	—	(55)	(55)
Balance at June 30, 2023	8,383,772	$112,167	$73,423	$(1,355)	$184,235

Balance at December 31, 2023	8,402,482	$113,227	$84,165	$(931)	$196,461
Stock awards issued and related compensation expense	84,929	1,378	—	—	1,378
Shares withheld to pay taxes on stock based compensation	(22,350)	(510)	—	—	(510)
Stock options exercised	6,977	—	—	—	—
Net loss	—	—	(2,044)	—	(2,044)
Other comprehensive income	—	—	—	172	172
Balance at June 30, 2024	8,472,038	$114,095	$82,121	$(759)	$195,457

The accompanying notes are an integral part of these unaudited consolidated financial statements.

6

CALIFORNIA BANCORP

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollar amounts in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(2,044)	$10,891
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Provision for credit losses	13,632	802
Provision (benefit) for deferred taxes	72	(84)
Depreciation	453	482
Deferred loan (costs) fees, net	(600)	404
Stock based compensation, net	1,378	904
Increase in cash surrender value of life insurance	(373)	(350)
Discount on retained portion of sold loans, net	(4)	(18)
Net changes in accrued interest receivable and other assets	(6,113)	(2,286)
Net changes in accrued interest payable and other liabilities	(5,672)	5,047
Net cash provided by operating activities	729	15,792

Cash flows from investing activities:
Proceeds from principal payments on investment securities	20,237	4,395
Net decrease in loans	60,030	9,561
Capital calls on low income tax credit investments	(15)	(273)
Purchase of Federal Home Loan Bank stock	—	(675)
Purchase of premises and equipment	(9)	(35)
Purchase of bank-owned life insurance policies	(22)	(42)
Net cash provided by investing activities	80,221	12,931

Cash flows from financing activities:
Net increase (decrease) in customer deposits	13,445	(53,444)
Repayment of short term and other borrowings	(75,000)	—
Proceeds from exercised stock options, net	—	6
Net cash used for financing activities	(61,555)	(53,438)
Increase (decrease) in cash and cash equivalents	19,395	(24,715)
Cash and cash equivalents, beginning of period	212,354	232,382
Cash and cash equivalents, end of period	$231,749	$207,667

Supplemental disclosure of cash flow information:
Recording of right to use assets and operating lease liabilities	$—	$6,127
Cash paid during the year for:
Interest	$18,883	$6,095
Income taxes	$4,645	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

7

CALIFORNIA BANCORP

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Organization

California BanCorp (the “Company”), a California corporation headquartered in Oakland, California, is the bank holding company for its wholly-owned subsidiary California Bank of Commerce (the “Bank”), which offers a broad range of commercial banking services to closely held businesses and professionals located throughout Northern California. The Bank has a full-service branch located in Contra Costa County and four loan production offices located in Alameda County, Contra Costa County, Sacramento County, and Santa Clara County.

Proposed Merger with Southern California Bancorp

On January 30, 2024, the Company entered into a merger agreement with Southern California Bancorp (“SCB”), the bank holding company for Bank of Southern California, N.A. (“BSC”). The merger agreement provided that, subject to the receipt of required regulatory and shareholders approvals and the satisfaction of other conditions, the Company would merge with and into SCB and the Bank would merge with and into BSC. The merger closed on July 31, 2024. Refer to Note 7 - Subsequent Events for additional information.

Basis of Presentation

The accompanying unaudited consolidated financial statements do not include all footnotes as would be necessary for a fair presentation of financial position, results of operations and comprehensive income, changes in shareholders’ equity and cash flows in conformity with accounting principles generally accepted in the United States of America (“GAAP”). However, these interim unaudited consolidated financial statements reflect all adjustments (consisting solely of normal recurring adjustments and accruals) which, in the opinion of management, are necessary for a fair presentation of financial position, results of operations and comprehensive income, changes in shareholders’ equity and cash flows for the interim periods presented. These unaudited consolidated financial statements have been prepared on a basis consistent with, and should be read in conjunction with, the audited consolidated financial statements as of and for the year ended December 31, 2023, and the notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”), under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The unaudited consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

The results of operations for the three and six months ended June 30, 2024 are not necessarily indicative of the results of operations that may be expected for any other interim period or for the year ending December 31, 2024.

The Company’s accounting and reporting policies conform to GAAP and to general practices within the banking industry.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods presented. Actual results may differ from those estimates used in the Consolidated Financial Statements and related notes. Material estimates that are particularly susceptible to significant changes in the near term include estimates relating to: the determination of the allowance for credit losses; certain assets and liabilities carried at fair value; and accounting for income taxes.

Reclassifications

Certain prior balances in the unaudited consolidated financial statements may have been reclassified to conform to current year presentation. These reclassifications had no effect on prior year net income or shareholders’ equity.

Subsequent Events

Management has reviewed all events through the date the unaudited consolidated financial statements were available to be issued and concluded that no event required any adjustment to the balances presented. Refer to Note 7 - Subsequent Events.

8

Goodwill

Goodwill impairment exists when a reporting unit’s carrying value exceeds its fair value, which is determined through a qualitative assessment whether it is more likely than not that the fair value of equity of the reporting unit exceeds the carrying value.

(Loss) Earnings Per Share (“EPS”)

Basic earnings per common share represents the amount of earnings for the period available to each share of common stock outstanding during the reporting period. Basic EPS is computed based upon net income divided by the weighted average number of common shares outstanding during the period. In determining the weighted average number of shares outstanding, vested restricted stock units are included. Diluted EPS represents the amount of earnings for the period available to each share of common stock outstanding including common stock that would have been outstanding assuming the issuance of common shares for all dilutive potential common shares outstanding during each reporting period. Diluted EPS is computed based upon net income divided by the weighted average number of common shares outstanding during each period, adjusted for the effect of dilutive potential common shares, such as restricted stock awards and units, calculated using the treasury stock method.

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
Net (loss) income available to common shareholders	$(5,861)	$5,440	$(2,044)	$10,891

Weighted average basic common shares outstanding	8,456,488	8,369,907	8,480,654	8,354,564
Add: dilutive potential common shares	—	44,306	—	88,043
Weighted average diluted common shares outstanding	8,456,488	8,414,213	8,480,654	8,442,607

Basic (loss) earnings per share	$(0.69)	$0.65	$(0.24)	$1.30
Diluted (loss) earnings per share	$(0.69)	$0.65	$(0.24)	$1.29

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments require disaggregated information about the effective tax rate reconciliation and additional disclosures on reconciling items and taxes paid that meet a quantitative threshold. The amendments are effective for annual reporting periods beginning after December 15, 2024, and may be adopted either prospectively or retrospectively. Early adoption is permitted. The Company is currently evaluating the impact of the amendments on our financial statement disclosures upon adoption.

9

2. INVESTMENT SECURITIES

The following table summarizes the amortized cost and estimated fair value of securities available for sale and held to maturity at June 30, 2024 and December 31, 2023.

(Dollars in thousands)	Amortized Cost	Gross Unrealized / Unrecognized Gains	Gross Unrealized / Unrecognized Losses	Estimated Fair Value
At June 30, 2024:
Mortgage backed securities	$11,677	$22	$(760)	$10,939
Government agencies	19,959	—	(274)	19,685
Total available for sale securities	$31,636	$22	$(1,034)	$30,624

Mortgage backed securities	$50,833	$71	$(6,714)	$44,190
Government agencies	3,067	—	(525)	2,542
Corporate bonds	40,779	25	(3,548)	37,256
Total held to maturity securities, net	$94,679	$96	$(10,787)	$83,988

At December 31, 2023:
Mortgage backed securities	$15,882	$25	$(758)	$15,149
Government agencies	29,916	—	(505)	29,411
Total available for sale securities	$45,798	$25	$(1,263)	$44,560

Mortgage backed securities	$56,928	$—	$(6,140)	$50,788
Government agencies	3,072	—	(513)	2,559
Corporate bonds	40,841	—	(4,158)	36,683
Total held to maturity securities, net	$100,841	$—	$(10,811)	$90,030

The Company did not purchase or sell any investment securities during the three and six months ended June 30, 2024 and 2023.

The following table summarizes the scheduled maturities of our available for sale and held to maturity investment securities as of June 30, 2024.

	Available for Sale		Held to Maturity
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Less than one year	$23,342	$23,051	$13,609	$13,639
One to five years	—	—	14,483	13,973
Over five to ten years	—	—	19,593	17,286
Beyond ten years	1,408	1,289	19,865	15,807
Securities not due at a single maturity date	6,886	6,284	27,129	23,283
Total investment securities	$31,636	$30,624	$94,679	$83,988

The amortized cost and fair value of debt securities are shown by contractual maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. As such, certain securities are not included in the specific maturity categories above and instead are shown separately as securities not due at a single maturity date.

Management monitors the credit quality of held to maturity investment securities through the use of credit ratings by major credit agencies and analysis of issuer financial information, if available. Additionally, securities issued by government-sponsored agencies, such as FNMA, FHLMC and SBA, have implicit and/or explicit credit guarantees by the United States Federal Government which protect us from credit losses on the contractual cash flows of the securities. The following table reflects the amortized cost and fair value of held to maturity investment securities as of June 30, 2024 and December 31, 2023, aggregated by credit quality indicators.

	June 30, 2024		December 31, 2023
	Held to Maturity		Held to Maturity
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Aaa	$11,091	$8,972	$11,382	$9,473
Aa1/Aa2/Aa3	3,067	2,542	3,072	2,559
A1/A2/A3	4,778	3,523	4,770	3,543
Not rated	75,743	68,951	81,617	74,455
Total held to maturity securities	$94,679	$83,988	$100,841	$90,030

10

At June 30, 2024, the Company had 50 securities in an unrealized loss position. At December 31, 2023, the Company had 55 securities in an unrealized loss position. The following table summarizes the unrealized losses for those investment securities, at the respective reporting dates, aggregated by major security type and length of time in a continuous unrealized loss position.

	Less Than 12 Months		More Than 12 Months		Total
(Dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
At June 30, 2024:
Mortgage backed securities	$—	$—	$9,267	$(760)	$9,267	$(760)
Government agencies	—	—	19,685	(274)	19,685	(274)
Total available for sale securities	$—	$—	$28,952	$(1,034)	$28,952	$(1,034)

Mortgage backed securities	$—	$—	$41,009	$(6,714)	$41,009	$(6,714)
Government agencies	—	—	2,542	(525)	2,542	(525)
Corporate bonds	—	—	32,240	(3,548)	32,240	(3,548)
Total held to maturity securities	$—	$—	$75,791	$(10,787)	$75,791	$(10,787)

At December 31, 2023:
Mortgage backed securities	$—	$—	$13,314	$(758)	$13,314	$(758)
Government agencies	—	—	29,411	(505)	29,411	(505)
Total available for sale securities	$—	$—	$42,725	$(1,263)	$42,725	$(1,263)

Mortgage backed securities	$—	$—	$50,788	$(6,140)	$50,788	$(6,140)
Government agencies	—	—	2,559	(513)	2,559	(513)
Corporate bonds	—	—	36,683	(4,158)	36,683	(4,158)
Total held to maturity securities	$—	$—	$90,030	$(10,811)	$90,030	$(10,811)

At June 30, 2024 and December 31, 2023, management determined that it did not intend to sell any available for sale investment securities with unrealized losses, and it was unlikely that the Company would be required to sell any of those securities with unrealized losses before recovery of their amortized cost. No allowances for credit losses were recognized, individually or collectively, on available for sale securities in an unrealized loss position, as management did not believe any of the securities were impaired due to reasons of credit quality at June 30, 2024 and December 31, 2023.

The Company measures expected credit losses on held to maturity securities collectively by major security type sharing similar risk characteristics, and considers historical credit loss information that is adjusted for current conditions along with reasonable and supportable forecasts. At June 30, 2024 and December 31, 2023, the Company determined that an allowance for credit losses of $56,000 and $55,000, respectively, was required for held to maturity securities. The allowance for credit losses pertained to corporate bonds and was presented as a reduction to the amortized cost of held to maturity securities outstanding.

The following table presents the balance and activity in the allowance for credit losses on held to maturity securities for the three and six months ended June 30, 2024 and 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Beginning balance	$75	$110	$55	$—
Adoption of new accounting standard	—	—	—	110
(Reversal of) provision for credit losses	(19)	(52)	1	(52)
Net charge-offs	—	—	—	—
Ending balance	$56	$58	$56	$58

On a quarterly basis, the Company utilizes a comprehensive risk assessment which includes an external rating methodology to identify, measure, and monitor risks associated with our held to maturity loan portfolio. The provision for credit losses during the three and six months ended June 30, 2024 was primarily driven by an increase in the risk of default pertaining to certain securities in the held to maturity portfolio, and was identified as part of the comprehensive quarterly analysis.

In July 2024, the Company sold 27 held to maturity securities and realized a loss of $11.8 million. Refer to Note 7 - Subsequent Events.

11

3. LOANS AND ALLOWANCE FOR CREDIT LOSSES

Outstanding loans as of June 30, 2024 and December 31, 2023 are summarized below. Certain loans have been pledged to secure borrowing arrangements (see Note 4).

(Dollars in thousands)	June 30, 2024	December 31, 2023
Commercial and industrial	$612,208	$626,615
Real estate - other	821,551	849,306
Real estate - construction and land	15,467	44,186
SBA	3,678	4,032
Other	34,793	35,394
Total loans, gross	1,487,697	1,559,533
Deferred loan origination costs, net	1,708	1,107
Allowance for credit losses	(16,348)	(16,028)
Total loans, net	$1,473,057	$1,544,612

The Company categorizes its loan portfolio into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually to classify the loans as to credit risk. The Company uses the following definitions for risk ratings:

Special Mention: A Special Mention credit has potential weaknesses that require management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date. Special Mention assets are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

Substandard: Substandard credits are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful: A Doubtful credit has all the weaknesses inherent in Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually, as part of the above described process, are considered to be pass-rated loans.

12

The following table reflects the Company’s recorded investment in loans by credit quality indicators and by year of origination as of June 30, 2024. There were no loans classifies as Doubtful at June 30, 2024 and December 31, 2023.

	Term Loans by Year of Origination
(Dollars in thousands)	2024	2023	2022	2021	2020	Prior	Revolving	Total
Commercial and industrial
Pass	$12,696	$124,258	$99,132	$42,864	$10,230	$37,873	$178,863	$505,916
Special mention	575	9,262	4,991	4,729	370	800	3,707	24,434
Substandard	14,757	10,223	51,561	2,395	23	419	2,480	81,858
Total	$28,028	$143,743	$155,684	$49,988	$10,623	$39,092	$185,050	$612,208
Current period gross charge-offs	$—	$—	$920	$5,180	$—	$—	$—	$6,100
Real estate - other
Pass	$14,831	$43,031	$234,367	$162,452	$54,242	$158,233	$112,979	$780,135
Special mention	—	—	4,240	14,785	—	—	1,555	20,580
Substandard	—	—	—	13,142	—	3,313	4,381	20,836
Total	$14,831	$43,031	$238,607	$190,379	$54,242	$161,546	$118,915	$821,551
Current period gross charge-offs	$—	$—	$—	$6,675	$—	$—	$—	$6,675
Real estate - construction and land
Pass	$254	$4,048	$1,543	$1,894	$—	$—	$3,204	$10,943
Special mention	—	—	—	—	—	—	—	—
Substandard	—	2,889	—	—	—	—	1,635	4,524
Total	$254	$6,937	$1,543	$1,894	$—	$—	$4,839	$15,467
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
SBA
Pass	$—	$—	$—	$72	$—	$1,666	$1,256	$2,994
Special mention	—	—	—	—	—	—	75	75
Substandard	—	—	—	—	—	338	271	609
Total	$—	$—	$—	$72	$—	$2,004	$1,602	$3,678
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$128	$128
Other
Pass	$42	$20	$1,275	$346	$127	$31,427	$1,556	$34,793
Special mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Total	$42	$20	$1,275	$346	$127	$31,427	$1,556	$34,793
Current period gross charge-offs	$—	$—	$—	$—	$—	$448	$—	$448
Total
Pass	$27,823	$171,357	$336,317	$207,628	$64,599	$229,199	$297,858	$1,334,781
Special mention	575	9,262	9,231	19,514	370	800	5,337	45,089
Substandard	14,757	13,112	51,561	15,537	23	4,070	8,767	107,827
Total	$43,155	$193,731	$397,109	$242,679	$64,992	$234,069	$311,962	$1,487,697
Current period gross charge-offs	$—	$—	$920	$11,855	$—	$448	$128	$13,351

13

The following table reflects the Company’s recorded investment in loans by credit quality indicators and by year of origination as of December 31, 2023.

	Term Loans by Year of Origination
(Dollars in thousands)	2023	2022	2021	2020		2019		Prior		Revolving		Total
Commercial and industrial
Pass	$86,292	$136,525	$55,779	$15,517		$27,484		$35,217		$206,037		$562,851
Special mention	124	3,700	1,940	502		730		336		24,048		31,380
Substandard	751	10,888	1,319	111		443		—		18,872		32,384
Total	$87,167	$151,113	$59,038	$16,130		$28,657		$35,553		$248,957		$626,615
Current period gross charge-offs	$—	$136	$—	$—		$—		$20		$247		$403
Real estate - other
Pass	$44,570	$181,849	$186,142	$84,708		$58,419		$160,252		$83,755		$799,695
Special mention	—	4,293	33,356	—		1,575		3,575		—		42,799
Substandard	—	—	1,649	—		587		4,576		—		6,812
Total	$44,570	$186,142	$221,147	$84,708		$60,581		$168,403		$83,755		$849,306
Current period gross charge-offs	$—	$—	$—	$—		$—		$—		$—		$—
Real estate - construction and land
Pass	$3,982	$10,134	$25,544	$—	$—	$—	$—	$—	$—	$—	$—	$39,660
Special mention	2,871	—	—	—		—		—		—		2,871
Substandard	—	—	—	—		—		1,655		—		1,655
Total	$6,853	$10,134	$25,544	$—		$—		$1,655		$—		$44,186
Current period gross charge-offs	$—	$—	$—	$—		$—		$—		$—		$—
SBA
Pass	$—	$747	$17	$—		$570		$1,721		$108		$3,163
Special mention	—	—	—	—		—		102		—		102
Substandard	—	—	—	—		398		369		—		767
Total	$—	$747	$17	$—		$968		$2,192		$108		$4,032
Current period gross charge-offs	$—	$—	$—	$—		$—		$—		$—		$—
Other
Pass	$—	$1,511	$—	$169		$—		$33,329		$385		$35,394
Special mention	—	—	—	—		—		—		—		—
Substandard	—	—	—	—		—		—		—		—
Total	$—	$1,511	$—	$169		$—		$33,329		$385		$35,394
Current period gross charge-offs	$—	$—	$—	$—		$—		$—		$—		$—
Total
Pass	$134,844	$330,766	$267,482	$100,394		$86,473		$230,519		$290,285		$1,440,763
Special mention	2,995	7,993	35,296	502		2,305		4,013		24,048		77,152
Substandard	751	10,888	2,968	111		1,428		6,600		18,872		41,618
Total	$138,590	$349,647	$305,746	$101,007		$90,206		$241,132		$333,205		$1,559,533
Current period gross charge-offs	$—	$136	$—	$—		$—		$20		$247		$403

14

The following table reflects an aging analysis of the loan portfolio by the time past due at June 30, 2024 and December 31, 2023.

(Dollars in thousands)	30 Days	60 Days	90+ Days	Nonaccrual	Current	Total
As of June 30, 2024:
Commercial and industrial	$—	$—	$—	$9,624	$602,584	$612,208
Real estate - other	—	2,572	—	11,515	807,464	821,551
Real estate - construction and land	1,540	—	—	—	13,927	15,467
SBA	—	—	—	324	3,354	3,678
Other	199	106	214	—	34,274	34,793
Total loans, gross	$1,739	$2,678	$214	$21,463	$1,461,603	$1,487,697

As of December 31, 2023:
Commercial and industrial	$—	$—	$—	$3,728	$622,887	$626,615
Real estate - other	1,824	—	—	—	847,482	849,306
Real estate - construction and land	—	—	—	—	44,186	44,186
SBA	—	—	—	53	3,979	4,032
Other	260	167	140	—	34,827	35,394
Total loans, gross	$2,084	$167	$140	$3,781	$1,553,361	$1,559,533

The following table reflects nonaccrual loans by portfolio segment as of June 30, 2024 and December 31, 2023.

(Dollars in thousands)	Nonaccrual Loans with No Allowance	Nonaccrual Loans with an Allowance	Total Nonaccrual Loans
As of June 30, 2024:
Commercial and industrial	$4,361	$5,263	$9,624
Real estate - other	$11,515	$—	$11,515
SBA	271	53	324
Total nonaccrual loans	$16,147	$5,316	$21,463

As of December 31, 2023:
Commercial and industrial	$3,708	$20	$3,728
SBA	53	—	53
Total nonaccrual loans	$3,761	$20	$3,781

The Company measures expected credit losses on a pooled basis when similar risk characteristics exist. Loans that do not share risk characteristics are evaluated on an individual basis.

The Company designates individually evaluated loans on nonaccrual status as collateral dependent loans, as well as other loans that management designates as having higher risk. Collateral dependent loans are loans for which the repayment is expected to be provided substantially through the operation or sale of the collateral and the borrower is experiencing financial difficulty. These loans do not share common risk characteristics and are not included within the collectively evaluated loans for determining the allowance for credit losses. For collateral dependent loans, the Company has adopted the practical expedient under the ASC 326 to measure the allowance for credit losses based on the fair value of collateral. The allowance for credit losses is calculated on an individual loan basis based on the shortfall between the fair value of the loan’s collateral, which is adjusted for liquidation costs/discounts, and amortized cost. If the fair value of the collateral exceeds the amortized cost, no allowance is required.

15

The following table reflects the Company’s collateral dependent loans by portfolio segment and by type of collateral as of June 30, 2024 and December 31, 2023.

(Dollars in thousands)	Residential Property	Commercial Property	Business Assets	Total Collateral Dependent Loans
As of June 30, 2024:
Commercial and industrial	$—	—	$13,617	$13,617
Real estate - other	—	11,515	—	$11,515
SBA	324	—	—	$324
Total collateral dependent loans	$324	$11,515	$13,617	$25,456

As of December 31, 2023:
Commercial and industrial	$—	$—	$3,728	$3,728
SBA	53		—	53
Total collateral dependent loans	$53	$—	$3,728	$3,781

The following table reflects the changes in, and allocation of, the allowance for credit losses and allowance for loan losses by portfolio segment for the three and six months ended June 30, 2024 and 2023.

(Dollars in thousands)	Commercial and Industrial	Real Estate Other	Real Estate Construction and Land	SBA	Other	Total
Three months ended June 30, 2024:
Beginning balance	$11,175	$3,098	$542	$205	$961	$15,981
Provision for (reversal of) credit losses	6,940	6,453	(297)	341	231	13,668
Charge-offs	(6,100)	(6,675)	—	(128)	(448)	(13,351)
Recoveries	50	—	—	—	—	50
Ending balance	$12,065	$2,876	$245	$418	$744	$16,348
Allowance for credit losses / gross loans	1.97%	0.35%	1.58%	11.36%	2.14%	1.10%
Net recoveries (charge-offs) / gross loans	(3.95)%	(3.25)%	—%	(13.92)%	(5.15)%	(3.58)%

Three months ended June 30, 2023:
Beginning balance	$10,719	$2,943	$743	$42	$935	$15,382
Provision for (reversal of) credit losses	84	27	(6)	(2)	237	340
Charge-offs	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—
Ending balance	$10,803	$2,970	$737	$40	$1,172	$15,722
Allowance for loan losses / gross loans	1.74%	0.35%	1.22%	0.81%	2.97%	0.99%
Net recoveries (charge-offs) / gross loans	—%	—%	—%	—%	—%	—%

16

(Dollars in thousands)	Commercial and Industrial	Real Estate Other	Real Estate Construction and Land	SBA	Other	Total
Six months ended June 30, 2024:
Beginning balance	$10,853	$3,218	$492	$521	$944	$16,028
Provision for (reversal of) credit losses	7,171	6,333	(247)	334	378	13,969
Charge-offs	(6,100)	(6,675)	—	(437)	(578)	(13,790)
Recoveries	141	—	—	—	—	141
Ending balance	$12,065	$2,876	$245	$418	$744	$16,348
Allowance for credit losses / gross loans	1.97%	0.35%	1.58%	11.36%	2.14%	1.10%
Net recoveries (charge-offs) / gross loans	(1.95)%	(1.62)%	—%	(23.76)%	(3.32)%	(1.83)%

Six months ended June 30, 2023:
Beginning balance	$10,620	$5,322	$884	$132	$47	$17,005
Adoption of new accounting standard	(1,566)	(1,725)	1	(91)	1,541	(1,840)
Provision for (reversal of) credit losses	1,996	(627)	(148)	(1)	(416)	804
Charge-offs	(247)	—	—	—	—	(247)
Recoveries	—	—	—	—	—	—
Ending balance	$10,803	$2,970	$737	$40	$1,172	$15,722
Allowance for loan losses / gross loans	1.74%	0.35%	1.22%	0.81%	2.97%	0.99%
Net recoveries (charge-offs) / gross loans	(0.08)%	—%	—%	—%	—%	(0.03)%

Modifications Made to Borrowers Experiencing Financial Difficulty

The allowance for credit losses incorporates an estimate of lifetime expected credit losses and is recorded on each asset upon asset origination or acquisition. The starting point for the estimate of the allowance for credit losses is historical loss information, which includes losses from modifications of receivables to borrowers experiencing financial difficulty. The Company uses a probability of default/loss given default model to determine the allowance for credit losses. An assessment of whether a borrower is experiencing financial difficulty is made on the date of a modification.

The effect of most modifications made to borrowers experiencing financial difficulty is already included in the allowance for credit losses because of the measurement methodologies used to estimate the allowance, therefore a change to the allowance for credit losses is generally not recorded upon modification.

In some cases, the Company will modify a certain loan by providing multiple types of concessions. Typically, one type of concession, such as a term extension, is granted initially. If the borrower continues to experience financial difficulty, another concession, such as an interest rate reduction or principal forgiveness, may be granted. Upon the Company’s determination that a modified loan (or a portion of a loan) has subsequently been deemed uncollectible, the loan (or a portion of that loan) is written off. Therefore, the amortized cost basis of the loan is reduced by the uncollectible amount and the allowance for credit losses is adjusted by the same amount.

During the three and six months ended June 30, 2024, the Company had two and two, respectively, of loans with a recorded investment or commitment with terms that had been modified due to the borrower experiencing financial difficulties. These loans had no payments that were considered past due as of the reporting date. During the three and six months ended June 30, 2023, the Company had no loans with a recorded investment or commitment with terms that had been modified due to the borrower experiencing financial difficulties. The following table reflects the type of concession granted and the financial effect of the modifications for the three and six months ended June 30, 2024.

17

For the three months ended June 30, 2024
(Dollars in thousands)	Amortized Cost	% of Total Portfolio Segment	Financial Effect
Commercial and industrial	$3,738	0.61%	Principal Forgiveness - reduced the amortized cost basis of the loan by $1.9 million
Commercial and industrial	1,000	0.16%	Term Extension - maturity date extended 3 years to May 24, 2027 Interest Rate Reduction - reduced weighted-average contractual interest rate from 12% to 10%
Total modified loans	$4,738

For the six months ended June 30, 2024
(Dollars in thousands)	Amortized Cost	% of Total Portfolio Segment	Financial Effect
Commercial and industrial	$3,738	0.61%	Principal Forgiveness - reduced the amortized cost basis of the loan by $1.9 million
Commercial and industrial	1,000	0.16%	Term Extension - maturity date extended 3 years to May 24, 2027 Interest Rate Reduction - reduced weighted-average contractual interest rate from 12% to 10%
Commercial and industrial	13,112	2.14%	Term Extension - maturity date extended from March 15, 2024 to December 15, 2024
Commercial and industrial	1,572	0.26%	Term Extension - maturity date extended from January 31, 2024 to April 30, 2024
Total modified loans	$19,422

The Company had no loan modifications resulting from a borrower experiencing financial difficulties with a subsequent payment default within twelve months following the modification during the three and six months ended June 30, 2024.

4. BORROWING ARRANGEMENTS

The Company has a borrowing arrangement with the Federal Reserve Bank of San Francisco (FRB) under which advances are secured by portions of the Bank’s loan and investment securities portfolios. The Company’s credit limit varies according to the amount and composition of the assets pledged as collateral. At June 30, 2024, amounts pledged and available borrowing capacity under such limits were approximately $425.1 million and $361.0 million, respectively. At December 31, 2023, amounts pledged and available borrowing capacity under such limits were approximately $432.5 million and $343.3 million, respectively. There were no borrowings outstanding under these arrangements at June 30, 2024 and December 31, 2023.

The Company has a borrowing arrangement with the Federal Home Loan Bank of San Francisco (FHLB) under which advances are secured by portions of the Bank’s loan portfolio. The Company’s credit limit varies according to its total assets and the amount and composition of the loan portfolio pledged as collateral. At June 30, 2024, amounts pledged and available borrowing capacity under such limits were approximately $387.6 million and $342.1 million, respectively. At December 31, 2023, amounts pledged and available borrowing capacity under such limits were approximately $401.4 million and $280.9 million, respectively. On December 29, 2023, the Company secured a FHLB short-term borrowing for $75.0 million at a fixed rate of 5.70%. This borrowing was repaid in full on January 2, 2024. There were no borrowings outstanding under these arrangements at June 30, 2024.

Under Federal Funds line of credit agreements with several correspondent banks, the Company can borrow up to $123.0 million. There were no borrowings outstanding under these arrangements at June 30, 2024 and December 31, 2023.

The Company maintains a revolving line of credit with a commitment of $3.0 million for a one-year term at a rate of Prime plus 0.40%. At June 30, 2024 and December 31, 2023, no borrowings were outstanding under this line of credit.

The Company issued $20.0 million in subordinated debt on September 30, 2020. The subordinated debt has a fixed interest rate of 5.00% for the first 5 years and a stated maturity of September 30, 2030. After the fifth year, the interest rate changes to a quarterly variable rate equal to then current three-month term Secured Overnight Financing Rate (“SOFR”) plus 4.88%. The subordinated debt was recorded net of related issuance costs of $300,000. At June 30, 2024 and December 31, 2023, the outstanding balance was $20.0 million. At June 30, 2024 and December 31, 2023, unamortized issuance costs were $75,000 and $105,000, respectively.

The Company issued an additional $35.0 million in subordinated debt on August 17, 2021. The subordinated debt has a fixed interest rate of 3.50% for the first 5 years and a stated maturity of September 1, 2031. After the fifth year, the interest rate changes to a quarterly variable rate equal to then current three-month term SOFR plus 2.86%. The subordinated debt was recorded net of related issuance costs of $760,000. At June 30, 2024 and December 31, 2023, the outstanding balance was $35.0 million. At June 30, 2024 and December 31, 2023, unamortized issuance costs were $565,000 and $604,000, respectively.

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5. COMMITMENTS AND CONTINGENT LIABILITIES

Financial Instruments with Off-Balance Sheet Risk

The Company is a party to financial instruments with ff-balance sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. The Company’s exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for loans included on the balance sheet.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, and deeds of trust on residential real estate and income-producing commercial properties.

At June 30, 2024 and December 31, 2023, the Company had outstanding unfunded commitments for loans of approximately $551.9 million and $676.1 million, respectively.

The outstanding unfunded commitments for loans at June 30, 2024 was comprised of fixed rate commitments of approximately $27.9 million and variable rate commitments of approximately $524.0 million. The following table reflects the interest rate and maturity ranges for the unfunded fixed rate loan commitments as of June 30, 2024.

(Dollars in thousands)	Due in One Year Or Less	Over One Year But Less Than Five Years	Over Five Years	Total
Unfunded fixed rate loan commitments:
Interest rate less than or equal to 4.00%	$17,825	$2,348	$135	$20,308
Interest rate between 4.00% and 5.00%	440	1,879	—	2,319
Interest rate greater than or equal to 5.00%	1,700	1,992	1,625	5,317
Total unfunded fixed rate loan commitments	$19,965	$6,219	$1,760	$27,944

The Company records an allowance for credit losses on off-balance sheet credit exposures, unless the commitments to extend credit are unconditionally cancelable, through a charge to provision for credit losses in the Company’s income statements. The allowance for credit losses on off-balance sheet credit exposures is estimated by loan segment at each balance sheet date under the current expected credit loss model using the same methodologies as portfolio loans, taking into consideration the likelihood that funding will occur as well as any third-party guarantees. The allowance for credit losses related to unfunded commitments is included in other liabilities on the Company’s consolidated statements of financial condition and was $1.8 million and $2.2 million at June 30, 2024 and December 31, 2023, respectively.

The following table presents the balance and activity in the allowance for credit losses for unfunded loan commitments for the three and six months ended June 30, 2024 and 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Beginning balance	$1,971	$1,721	$2,166	$430
Adoption of new accounting standard	—	—	—	1,397
(Reversal of) provision for credit losses	(145)	156	(340)	50
Ending balance	$1,826	$1,877	$1,826	$1,877

Operating Leases

The Company leases various office premises under long-term operating lease agreements. These leases expire between 2026 and 2030, with certain leases containing either three, five, or seven-year renewal options.

19

The following table reflects the quantitative information for the Company’s leases for the six months ended, and as of, June 30, 2024.

(Dollars in thousands)	June 30, 2024
Operating lease cost (cost resulting from lease payments)	$1,180
Operating lease - operating cash flows (fixed payments)	$1,202
Operating lease right-of-use assets (other assets)	$8,116
Operating lease liabilities (other liabilities)	$9,746
Weighted average lease term - operating leases	5.1 years
Weighted average discount rate - operating leases	3.41%

The following table reflects the minimum commitments under these non-cancellable leases, before considering renewal options, as of June 30, 2024.

(Dollars in thousands)	June 30, 2024
2024	$1,211
2025	2,486
2026	2,451
2027	1,403
2028	1,078
Thereafter	2,063
Total undiscounted cash flows	10,692
Discount on cash flows	(946)
Total lease liability	$9,746

Rent expense included in premises and equipment expense totaled $590,000 and $493,000 for the three months ended June 30, 2024 and 2023, respectively. Rent expense included in premises and equipment expense totaled $1.2 million and $981,000 for the six months ended June 30, 2024 and 2023, respectively.

Contingencies

The Company is involved in legal proceedings arising from normal business activities. Management, based upon the advice of legal counsel, believes the ultimate resolution of all pending legal actions will not have a material effect on the Company’s financial position or results of operations.

The Company maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. Insured financial institution deposits up to $250,000 are fully insured by the FDIC under the FDIC’s general deposit insurance rules.

At June 30, 2024, uninsured deposits at financial institutions were approximately $1.6 million. At December 31, 2023, uninsured deposits at financial institutions were approximately $3.0 million.

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6. FAIR VALUE MEASUREMENTS

Fair Value Hierarchy

The Company groups its assets and liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. Valuations within these levels are based upon:

Level 1 - Quoted market prices for identical instruments traded in active exchange markets.

Level 2 - Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable or can be corroborated by observable market data.

Level 3 - Model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect the Company’s estimates of assumptions that market participants would use on pricing the asset or liability. Valuation techniques include management judgment and estimation which may be significant.

Management monitors the availability of observable market data to assess the appropriate classification of financial instruments within the fair value hierarchy. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value level to another. In such instances, the transfer is reported at the beginning of the reporting period.

Management evaluates the significance of transfers between levels based upon the nature of the financial instrument and size of the transfer relative to total assets, total liabilities or total earnings.

The carrying amounts and estimated fair values of financial instruments at June 30, 2024 and December 31, 2023 are as follows:

	Carrying	Fair Value Measurements
(Dollars in thousands)	Amount	Level 1	Level 2	Level 3	Total
As of June 30, 2024:
Financial assets:
Cash and cash equivalents	$231,749	$231,749	$—	$—	$231,749
Investment securities:
Available for sale	30,624	—	30,624	—	30,624
Held to maturity	94,679		76,449	7,539	83,988
Loans, net	1,473,057	—	—	1,396,675	1,396,675
Accrued interest receivable	9,111	—	880	8,231	9,111
Financial liabilities:
Deposits	$1,638,689	1,300,608	338,329	$—	$1,638,937
Subordinated debt	54,360	—	—	50,832	50,832
Accrued interest payable	4,001	—	3,339	661	4,000

As of December 31, 2023:
Financial assets:
Cash and due from banks	$212,354	$212,354	$—	$—	$212,354
Investment securities:
Available for sale	44,560	—	44,560	—	44,560
Held to maturity	100,841		82,806	7,224	90,030
Loans, net	1,544,612		—	1,470,794	1,470,794
Accrued interest receivable	8,847	—	982	7,865	8,847
Financial liabilities:
Deposits	$1,625,244	$1,315,032	$311,213	$—	$1,626,245
Other borrowings	75,000	—	—	75,000	75,000
Subordinated debt	54,291	—	—	50,248	50,248
Accrued interest payable	3,292	—	2,593	699	3,292

21

These estimates do not reflect any premium or discount that could result from offering the Company’s entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

The methods and assumptions used to estimate fair values are described as follows:

Cash and Due from banks—The carrying amounts of cash and short-term instruments approximate fair values and are classified as Level 1.

Investment Securities—Since quoted prices are generally not available for identical securities, fair values are calculated based on market prices of similar securities on similar dates, resulting in Level 2 classification. For securities where market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators, resulting in Level 3 classification.

FHLB, IBFC, PCBB Stock—It is not practical to determine the fair value of these correspondent bank stocks due to restrictions placed on their transferability.

Loans—Fair values of loans for June 30, 2024 and December 31, 2023 are estimated on an exit price basis with contractual cash flow, prepayments, discount spreads, credit loss and liquidity premium assumptions. Loans with similar characteristics such as prepayment rates, terms and rate indexed are aggregated for purposes of the calculations. Loans are generally classified using Level 3 inputs.

Loans individually evaluated for expected credit losses/impairment—Certain loans are individually evaluated on a quarterly basis for additional expected credit losses/impairment and adjusted accordingly. The fair value of loans that are individually evaluated with specific allocations of the allowance for credit losses that are secured by real property is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. The methods utilized to estimate the fair value of individually evaluated loans do not necessarily represent an exit price.

Deposits—The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in Level 1 classification. The carrying amounts of variable rate and fixed-term money market accounts approximate their fair values at the reporting date resulting in Level 1 classification. For time certificates of deposit, the estimated remaining cash flows were discounted, based on current rates for similar instruments in market, to determine the fair value (premium)/discount and accordingly are classified as Level 2.

FHLB Advances—FHLB Advances are included in Other Borrowings. Fair values for FHLB Advances are estimated using discounted cash flow analyses using interest rates offered at each reporting date by correspondent banks for advances with similar maturities resulting in Level 3 classification.

Junior Subordinated Debt Securities—Fair values for subordinated debt are calculated based on their respective terms and discounted to the date of the valuation. A market rate based on recent debt offerings by peer banks, which may be unobservable, is used to discount the cash flows until the repricing date and the subsequent cash flows are discounted at Prime plus 2%. Additionally, the Company considers recent trading activity of similar instruments in the market, which may be inactive. Accordingly, junior subordinated debt securities are classified within the Level 3 classification.

Accrued Interest Receivable—The carrying amounts of accrued interest receivable approximate fair value resulting in a Level 2 classification for accrued interest receivable on investment securities and a Level 3 classification for accrued interest receivable on loans since investment securities are generally classified using Level 2 inputs and loans are generally classified using Level 3 inputs.

Accrued Interest Payable—The carrying amounts of accrued interest payable approximate fair value resulting in a Level 2 classification, since accrued interest payable is from deposits that are generally classified using Level 2 inputs.

Off Balance Sheet Instruments—Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, as well as considering the remaining terms of the agreements and the counterparties’ credit standing. The fair value of commitments is not material.

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Assets Recorded at Fair Value on a Recurring Basis

The Company is required or permitted to record the following assets at fair value on a recurring basis as of June 30, 2024 and December 31, 2023.

(Dollars in thousands)	Fair Value	Level 1	Level 2	Level 3
As of June 30, 2024:
Investments available for sale:
Mortgage backed securities	$10,939	$—	$10,939	$—
Government agencies	$19,685	$—	$19,685	$—
Total assets measured at fair value on a recurring basis	$30,624	$—	$30,624	$—

As of December 31, 2023:
Investments available for sale:
Mortgage backed securities	$15,149	$—	$15,149	$—
Government agencies	$29,411	$—	$29,411	$—
Total assets measured at fair value on a recurring basis	$44,560	$—	$44,560	$—

Fair values for available-for-sale investment securities are based on quoted market prices for exact or similar securities. During the periods presented, there were no significant transfers in or out of Levels 1 and 2 and there were no changes in the valuation techniques used. Additionally, there were no assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) at June 30, 2024 and December 31, 2023.

Assets Recorded at Fair Value on a Non-Recurring Basis

The Company may be required, from time to time, to measure certain assets at fair value on a non-recurring basis. These include assets that are measured at the lower of cost or market value that were recognized at fair value which was below cost at the reporting date. The following table summarizes impaired loans measured at fair value on a non-recurring basis as of June 30, 2024 and December 31, 2023.

	Carrying	Fair Value Measurements
(Dollars in thousands)	Amount	Level 1	Level 2	Level 3
As of June 30, 2024:
Individually evaluated loans - Commercial	$13,617	$—	$—	$13,617
Individually evaluated loans - Real estate-other	$11,515			$11,515
Individually evaluated loans - SBA	324	—	—	324
Total assets measured at fair value on a non-recurring basis	$25,456	$—	$—	$25,456

As of December 31, 2023:
Impaired loans - Commercial	$3,728	$—	$—	$3,728
Impaired loans - SBA	53	—	—	53
Total assets measured at fair value on a non-recurring basis	$3,781	$—	$—	$3,781

The fair value of individually evaluated loans is based upon independent market prices, estimated liquidation values of loan collateral or appraised value of the collateral as determined by third-party independent appraisers, less selling costs. Level 3 fair value measurement includes other real estate owned that has been measured at fair value upon transfer to foreclosed assets and loans collateralized by real property and other business asset collateral where a specific reserve has been established or a charge-off has been recorded. The unobservable inputs and qualitative information about the unobservable inputs are based on management’s best estimates of appropriate discounts in arriving at fair value. Increases or decreases in any of those inputs could result in a significantly lower or higher fair value measurement. For example, a change in either direction of actual loss rates would have a directionally opposite change in the calculation of the fair value of individually evaluated loans.

7. SUBSEQUENT EVENTS

On July 31, 2024, the Company was acquired by SCB in an all-stock merger on the terms set forth in that certain Agreement and Plan of Merger and Reorganization, dated January 30, 2024, by and between SCB and the Company. Immediately following the merger of the Company with and into SCB, California Bank of Commerce, a California state-chartered bank and wholly-owned subsidiary of the Company, merged with and into California Bank of Commerce, N.A., formerly known as Bank of Southern California, N.A. Effective with these mergers, the corporate names of SCB and Bank of Southern California, N.A. were changed to California BanCorp and California Bank of Commerce, N.A., respectively.

The combined company retains the banking offices of both banks, adding California Bank of Commerce’s one full-service bank branch and its four loan production offices in the Bay Area to SCB’s 13 full-service bank branches located throughout the Southern California region.

Under the terms of the Agreement and Plan of Merger and Reorganization, each outstanding share of the Company’s common stock was exchanged for the right to receive 1.590 shares of SCB’s common stock, resulting in the issuance of approximately 13,576,627 shares, with cash (without interest) paid in lieu of fractional shares.

During July 2024, the Company sold 27 held to maturity securities and realized a loss of $11.8 million.

During July 2024, the Company charged-off three commercial and industrial loans totaling $8.1 million, two real estate - other loans totaling $2.8 million, and solar loans totaling $120 thousand. The Company also sold two commercial and industrial loans from one relationship at par for $10.4 million.

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